Exhibit 10.4

[FORM OF] EXCLUSIVE ARTIST ACQUISITION AGREEMENT

This Co-Marketing and Exclusive Distribution Agreement (this “Agreement”) is entered into by and between Benacquista Galleries, Inc., a Nevada corporation (“Benacquista”) and _________, Inc., a _________ corporation doing business as ArtTrader.org, (“ArtTrader”) this 12th day of October, 2005.

WHEREAS, Benacquista in engaged in the business of selling fine works of art on the Internet and through to-be-constructed physical galleries;

WHEREAS, ArtTrader has a history of attracting worthwhile, creative artists and succeeding in having those artists go under contract to sell their works to ArtTrader;

WHEREAS, Benacquista wishes to contract artists to sell their work through its website and to-be-constructed physical galleries;

WHEREAS, ArtTrader wishes to cooperate with Benacquista toward the cultivation of relationships with artists and the obtaining of contracts with those artists to sell their work;

NOW, THEREFORE, be it resolved between the parties that:

1.    Agreement of Partnering. ArtTrader shall support Benacquista in their joint efforts to seek out new artists and cause those artists to contract with Benacquista for the sale of their works. Both parties agree that any new artists or artworks that are purchased from artists either by ArtTrader of Benacquista shall be covered by this Agreement (“Artwork”). Benacquista shall provide the financing for the purchase of such artwork. When such artwork is sold, the Gross Profit shall be split equally between ArtTrader and Benacquista. Gross profit shall be defined as the retail sales price of the artwork actually paid by the customer, less any credit card processing fees, any commissions or referral fees to third parties and less the cost of acquisition of the artwork. Artwork purchased from a wholesaler or at auction, and not directly from the artist, shall not be covered by this Agreement.

2.    Term. This Agreement shall continue in full force and effect for a period of 24 months from the date hereof. Either party may cancel this Agreement at any time with 30 days notice, however any Artwork purchased during the Term of this Agreement shall only be sold in accordance with the terms of this Agreement and Gross Profit shared accordingly until twenty four months from the date hereof, regardless of whether or not this Agreement is terminated.

3.    Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice): Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

4.    Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

6.    Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties.

7.    Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.    Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

10.     Choice of Law. This Agreement shall be subject to the laws of the State of Nevada without regard to conflicts of laws provision and each party agrees to be bound to the jurisdiction of the courts of Clark County, Nevada and venue shall be proper therein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

BENACQUISTA GALLERIES, INC.

By:	________________________________
James Price
President & CEO

______________________________, INC.

By:	________________________________
President